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                                   EXHIBIT 10

                  LKB FINANCIAL LLC./LAHAINA ACQUISITION, INC.
                             CONTRACT OF ENGAGEMENT

         THIS IS AN ENGAGEMENT AGREEMENT (this "Agreement") by and between LKB FINANCIAL, LLC., a Georgia corporation ("LKB") and Lahaina Acquisitions, Inc. (the "Company"), and by which LKB and the Company, in consideration of the mutual agreements set forth below (the mutuality, adequacy, and sufficiency of which are hereby acknowledged), hereby agree as follows:

         1. RETENTION OF LKB AS INVESTMENT BANKER. The Company hereby engages LKB, and LKB hereby agrees to provide specific financial advisory services to the Company for the purpose of securing financing for the Company. Neither LKB nor the Company shall make any commitment, representation, or warranty of any kind whatsoever on behalf of the other, nor shall either party have any right or authority to sign for, bind, or commit the other to any obligation or undertaking in connection with any transaction contemplated herein, or otherwise, without the written consent of the other.

         2.      NON-CONTRAVENTION.

                  2.1 The Company agrees not to engage in, or enter into a contract to engage in, any Financing with any party, or related or affiliated party, to whom it is introduced by LKB for the purposes of this financing for a period of Two (2) years from the Closing Date of this financing. In the event of circumvention of this prohibition by the Company, the Company shall be required to pay to LKB the same compensation with respect to such other Financing as is set forth in Section 4 of this Agreement. The terms of this paragraph shall remain in effect regardless of whether this contract is terminated under Section 2(c) or 7 below, and regardless of the term of this Agreement.

                  2.2 The Company agrees that LKB or its representative shall participate in any and all communications concerning this transaction between the Company and the Investor(s), affiliates, associates or representatives of the Investor introduced by LKB other than such communications that are made to shareholders generally. In the event of such circumvention, without prior approval from LKB, LKB may, at its sole option, cause the immediate termination of this Agreement.

         3. SERVICES. During the term of this Agreement, LKB will provide the services set forth on Attachment A hereto (the "Services").

         4. COMPENSATION. For all Services to be provided under this Agreement, the Company shall pay LKB the fees set forth on Attachment B hereto.

         5. ACKNOWLEDGMENT OF THE COMPANY. The Company acknowledges and agrees that LKB may be called upon by other parties or entities from time to time to provide services similar to the Services to such other parties or entities and in such an event the Company hereby consents to LKB providing any such services to such other party of entity.

         6. TRADE SECRETS; CONFIDENTIAL INFORMATION. The parties agree that:

                  6.1 all of the trade secrets of each party (which include, but are not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or services, whether currently existing or otherwise developed during the term of this Agreement, that derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and is the subject of efforts which are reasonable under the circumstances to maintain its secrecy and any other information or materials that is a trade secret within the meaning of Official Code of Georgia Annotated ss. 10-1-760), and

                  6.2 all of the confidential information of each party (which includes any data or information of either party other than trade secrets, whether currently existing or otherwise developed or acquired by either party during the term of this Agreement, which is competitively sensitive and not generally known to the public);

                  6.3 all of the information contained herein, the Terms of the transaction, and the structure of the transaction, except as required by the Securities and Exchange Commission;




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that either has been provided, or will be provided, to the other or that has been obtained, or will be obtained, by either party in connection with this Agreement (such trade secrets and confidential information being referred to collectively as the "Information") is proprietary Information of the disclosing party and is the sole, exclusive and valuable property of the disclosing party (and the recipient party acknowledges and agrees that he has, and will acquire, no right, title or interest in such property).
Thus, the recipient party agrees:

                  6.3.1 that he will not use the Information to the detriment of the disclosing party and

                  6.3.2 that he will hold the Information in strict confidence, use the Information only in connection with the matters covered by this Agreement, and not disclose the Information to any person or entity (other than an employee of the recipient party) unless the disclosing party directs otherwise indefinitely in the case of trade secrets (so long as they remain trade secrets) and until Sixty (60) months after the termination of this Agreement in the case of confidential information; provided, however, that the agreements in clause
(ii) shall not apply to the Information to the extent the recipient party demonstrates that:

                           (a) it was in the public domain at the time of its communication to the recipient party; or

                           (b) it entered the public domain through no action of the recipient party subsequent to the time of communication to the recipient party; or

                           (c) it was rightfully received by the recipient party from a third party without a similar restriction and without breach of this Agreement or any other agreement with the disclosing party; or

                           (d) it was independently developed by the recipient party without breach of this Agreement; or

                           (e) it was approved for release by written authorization of the disclosing party.

Immediately after termination of this Agreement, the recipient party shall deliver to the disclosing party all materials in its possession involving the disclosing party's Information. Any trade secrets shall also be entitled to all of the protection and benefits under O.C.G.A. ss. 10-1-760, O.C.G.A. ss. 16-8-13 and any other applicable law. If any information which the parties deem to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this section 6, then the Information shall be considered confidential information for purposes of this section 6.

         7. TERM. The term of this Agreement shall be for a period of Three Hundred Sixty-Five (365) days from the execution of this Agreement, unless sooner terminated in accordance with this Agreement.

         8. LIMITATION ON LIABILITY. Notwithstanding anything to the contrary in this Agreement, LKB's liability to the Company for any loss or damage arising out of LKB's performance or nonperformance of the Services shall be limited to loss or damage directly resulting from willful misconduct or gross negligence of LKB or its agents. It is expressly agreed that in no event shall LKB's liability to the Company ever exceed the fees paid to LKB by the Company for the Services set forth on Attachment B hereto. NEITHER LKB NOR ITS OFFICERS, DIRECTORS, SHAREHOLDERS OR AGENTS SHALL BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUES SUFFERED BY THE COMPANY OR FOR ANY CLAIM, DEMAND OR ACTION AGAINST THE COMPANY OR ANY OF ITS REPRESENTATIVES BY ANY THIRD PARTY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

         9. INDEMNIFICATION. The Company shall be solely responsible for, and hold harmless and indemnify LKB (including its successors, officers, directors, shareholders, employees, agents and representatives) from and against, all losses, claims, damages, liabilities, and expenses (including any and all reasonable expenses and attorneys fees incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claim whatsoever whether or not resulting in any liability) in connection with LKB's provision of the Services to the Company, unless such loss, claim, damage, liability or expense results from the willful misconduct or gross negligence of LKB or its employees or agents.


         10.      MISCELLANEOUS.



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                  10.1     NOTICES. Each notice under this Agreement shall be in
         writing and given either in person or by facsimile, overnight delivery service or first class mail, postage and any other costs prepaid, to the address of the party being given notice set forth below his or its signature or to such other address as a party may furnish to the other as provided in this sentence; and if notice is given pursuant to the foregoing of a permitted successor or assign, then notice shall thereafter be given pursuant to the foregoing also to such permitted successor or assign.

                  10.2 ASSIGNMENT; SUCCESSORS IN INTEREST. No assignment, transfer or delegation of any rights or obligations under this Agreement by a party shall be made without the prior written consent of the other party. This Agreement is binding upon the parties and their respective successors and assigns, and inures to the benefit of the parties and their respective permitted successors and assigns. References to a party are also references to any successor or assign of such party.

                  10.3 NUMBER; GENDER; CAPTIONS; CERTAIN DEFINITIONS. Whenever the context requires, the singular includes the plural, the plural includes the singular, and the gender of any pronoun includes the other genders. Titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way affect the scope of this Agreement or the intent of its provisions. The parties agree: (i) that "this Agreement" includes any amendments or other modifications and supplements, and all exhibits, schedules and other attachments, to it; (ii) that "parties to this Agreement" and variations of that phrase includes all persons who have executed and delivered this Agreement and, in the event of a successor or assign to a person who has executed and delivered this Agreement, such successor or assign; and (iii) that "including" and other words or phrases of inclusion, if any, shall not be construed as terms of limitation, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

                  10.4 SEVERABILITY. Any determination by any court of competent jurisdiction that any provision of this Agreement is invalid shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

                  INTEGRATION; AMENDMENT, WAIVER. This Agreement (i) constitutes the entire agreement of the parties with respect to its subject matter, (ii) supersedes all prior agreements, if any, of the parties with respect to its subject matter, and (iii) may not be amended except in writing signed by the party against whom the change is being asserted. The failure of any party at any time or times to require the performance of any provision of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

                  10.5 ATTACHMENTS. All schedules, attachments and exhibits to this Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in the first place that reference is made thereto.

                  10.6 CONTROLLING LAW. This Agreement is governed by, and shall be construed and enforced in accordance with the laws of the State of Georgia.

                  10.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

         DULY EXECUTED and delivered by the parties hereto on January 19, 1999, and effective as of January 19, 1999.

LKB FINANCIAL LLC.                           LAHAINA ACQUISITIONS, INC.

By:                                          By:
   ------------------------------------         --------------------------------
   Lewis N. Lester, Chairman                    Richard P. Smyth, President

   Address:     106 Colony Park Dr.             Address:    2900 Atlantic Avenue
                Suite 900                                   Fernandina Beach,
                Cumming, GA 30040                           Florida 32037





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                             ATTACHMENT A - SERVICES

The Services to be provided by LKB shall include the following:

1.       The introduction of an Investor or Investors;

2. Facilitating financing of a Working Credit Line and Notes in the amount of $300,000.00, on a Best Efforts Basis;

3.       Negotiations of terms between the Investor(s) and the Company;

4.       Introduction of Escrow Agent, and providing the Escrow Agreement.

5. Provide specific financial advisory services during the term of this Engagement Contract.


                           ATTACHMENT B - COMPENSATION

Total Compensation to be paid by the Company shall be as follows:

1. $15,000.00 to be paid in cash via wire transfer at the time of closing the initial funding.

2. 15,000 Warrants with a strike price equal to the average of the five closing bid prices of the Company's Common Shares, listed on the O.T.C. Bulletin Board as reported by Bloomberg, L.P. prior to the initial closing date. The term of the Warrants will begin at the closing date hereof and continue through five years from the closing date.





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